EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


International FiberCom, Inc.
3410 East University, Suite 180
Phoenix, Arizona 85034

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 16, 2001, except for Note 3 which is as of March 30, 2001, relating to the consolidated financial statements and schedules of International FiberCom, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP
Los Angeles, California
July 6, 2001